EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,877	$—	$—	$1,877
Finance revenues	—	64	(16)	48
Sales and revenues, net	1,877	64	(16)	1,925
Costs of products sold	1,624	—	—	1,624
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	146	27	(3)	170
Engineering and product development costs	78	—	—	78
Interest expense	44	20	(1)	63
Other expense (income), net	21	(7)	(12)	2
Total costs and expenses	1,926	40	(16)	1,950
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(50)	24	—	(26)
Equity income from financial services operations	19	—	(19)	—
Income (loss) before income tax	(31)	24	(19)	(26)
Income tax expense	(2)	(5)	—	(7)
Net income (loss)	(33)	19	(19)	(33)
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$(38)	$19	$(19)	$(38)

	For the Six Months Ended April 30, 2020
(in millions)	Manufacturing Operations		Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,671		$—	$—	$3,671
Finance revenues	—		121	(29)	92
Sales and revenues, net	3,671		121	(29)	3,763
Costs of products sold	3,153		—	—	3,153
Restructuring charges	1		—	—	1
Asset impairment charges	13		—	—	13
Selling, general and administrative expenses	302		55	(5)	352
Engineering and product development costs	164		—	—	164
Interest expense	90		39	(1)	128
Other expense (income), net	50		(14)	(23)	13
Total costs and expenses	3,773		80	(29)	3,824
Equity in loss of non-consolidated affiliates	(2)		—	—	(2)
Income (loss) before equity income from financial services operations and income taxes	(104)		41	—	(63)
Equity income from financial services operations	32	24	—	(32)	—
Income (loss) before income tax	(72)		41	(32)	(63)
Income tax benefit (expense)	7		(9)	—	(2)
Net income (loss)	(65)		32	(32)	(65)
Less: Net income attributable to non-controlling interests	9		—	—	9
Net income (loss) attributable to Navistar International Corporation	$(74)		$32	$(32)	$(74)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,948	$—	$—	$2,948
Finance revenues	—	78	(30)	48
Sales and revenues, net	2,948	78	(30)	2,996
Costs of products sold	2,493	—	—	2,493
Restructuring charges	1	—	—	1
Asset impairment charges	1	—	—	1
Selling, general and administrative expenses	346	27	—	373
Engineering and product development costs	75	—	—	75
Interest expense	55	27	—	82
Other expense (income), net	56	(8)	(30)	18
Total costs and expenses	3,027	46	(30)	3,043
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(76)	32	—	(44)
Equity income from financial services operations	24	—	(24)	—
Income (loss) before income tax	(52)	32	(24)	(44)
Income tax benefit (expense)	9	(8)	—	1
Net income (loss)	(43)	24	(24)	(43)
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$(48)	$24	$(24)	$(48)

	For the Six Months Ended April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,334	$—	$—	$5,334
Finance revenues	—	152	(57)	95
Sales and revenues, net	5,334	152	(57)	5,429
Costs of products sold	4,472	—	—	4,472
Restructuring charges	1	—	—	1
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	509	51	(1)	559
Engineering and product development costs	161	—	—	161
Interest expense	111	56	—	167
Other expense (income), net	189	(18)	(56)	115
Total costs and expenses	5,446	89	(57)	5,478
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(109)	63	—	(46)
Equity income from financial services operations	48	—	(48)	—
Income (loss) before income tax	(61)	63	(48)	(46)
Income tax benefit (expense)	35	(15)	—	20
Net income (loss)	(26)	48	(48)	(26)
Less: Net income attributable to non-controlling interests	11	—	—	11
Net income (loss) attributable to Navistar International Corporation	$(37)	$48	$(48)	$(37)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,497	$50	$—	$1,547
Restricted cash and cash equivalents	48	83	—	131
Finance and other receivables, net	233	2,105	(485)	1,853
Inventories	1,006	6	—	1,012
Goodwill	38	—	—	38
Property and equipment, net	909	298	—	1,207
Operating lease right of use assets	120	1	—	121
Investments in and advances to financial services operations	617	—	(617)	—
Investments in non-consolidated affiliates	28	—	—	28
Deferred taxes, net	115	2	—	117
Other assets	365	21	—	386
Total assets	$4,976	$2,566	$(1,102)	$6,440
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,513	$10	$(485)	$1,038
Debt	3,535	1,894	—	5,429
Postretirement benefits liabilities	2,032	—	—	2,032
Other liabilities	1,752	45	—	1,797
Total liabilities	8,832	1,949	(485)	10,296
Stockholders' equity attributable to non-controlling interest	2	—	—	2
Stockholders' equity (deficit) attributable to controlling interest	(3,858)	617	(617)	(3,858)
Total liabilities and stockholders' equity (deficit)	$4,976	$2,566	$(1,102)	$6,440

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,328	$42	$—	$1,370
Restricted cash and cash equivalents	50	137	—	187
Finance and other receivables, net	348	2,423	(226)	2,545
Inventories	905	6	—	911
Goodwill	38	—	—	38
Property and equipment, net	942	367	—	1,309
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	115	2	—	117
Other assets	386	23	—	409
Total assets	$4,811	$3,000	$(894)	$6,917
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,554	$13	$(226)	$1,341
Debt	2,932	2,256	—	5,188
Postretirement benefits liabilities	2,103	—	—	2,103
Other liabilities	1,945	63	—	2,008
Total liabilities	8,534	2,332	(226)	10,640
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,726)	668	(668)	(3,726)
Total liabilities and stockholders' equity (deficit)	$4,811	$3,000	$(894)	$6,917

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(65)	$32	$(32)	$(65)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	70	—	—	70
Depreciation of equipment leased to others	(3)	32	—	29
Amortization of debt issuance costs and discount	3	4	—	7
Deferred income taxes	(9)	—	—	(9)
Asset impairment charges	13	—	—	13
Equity in loss of non-consolidated affiliates	2	—	—	2
Equity in income of financial services affiliates	(32)	—	32	—
Dividends from financial services operations	30	—	(30)	—
Change in intercompany receivables and payables	118	(118)	—	—
Other, net	(608)	443	—	(165)
Net cash provided by (used in) operating activities	(481)	393	(30)	(118)
Cash flows from investing activities
Capital expenditures	(90)	—	—	(90)
Purchase of equipment leased to others	(5)	(11)	—	(16)
Other investing activities	10	7	—	17
Net cash used in investing activities	(85)	(4)	—	(89)
Net cash provided by (used in) financing activities	745	(438)	30	337
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	3	—	(9)
Increase (decrease) in cash, cash equivalents and restricted cash	167	(46)	—	121
Cash, cash equivalents and restricted cash at beginning of the period	1,378	179	—	1,557
Cash, cash equivalents and restricted cash at end of the period	$1,545	$133	$—	$1,678

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(26)	$48	$(48)	$(26)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	66	—	—	66
Depreciation of equipment leased to others	(1)	32	—	31
Amortization of debt issuance costs and discount	8	4	—	12
Deferred income taxes	(41)	—	—	(41)
Asset impairment charges	3	—	—	3
Gain on sales of investments and businesses, net	(59)	—	—	(59)
Equity in income of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services affiliates	(48)	—	48	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in other intercompany receivables and payables	48	(48)	—	—
Other, net	(31)	(143)	—	(174)
Net cash used in operating activities	(83)	(107)	—	(190)
Cash flows from investing activities
Maturities of marketable securities	79	—	—	79
Capital expenditures	(64)	(2)	—	(66)
Purchase of equipment leased to others	(13)	(63)	—	(76)
Other investing activities	95	5		100
Net cash provided by (used in) investing activities	97	(60)	—	37
Net cash provided by (used in) financing activities	(342)	268	—	(74)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	(4)	—	(10)
Increase (decrease) in cash, cash equivalents and restricted cash	(334)	97	—	(237)
Cash, cash equivalents and restricted cash at beginning of the period	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the period	$961	$247	$—	$1,208